UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2017

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 5, 2017. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Bridge Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on April 3, 2017. The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Charles I. Massoud	12,725,401	464,292	4,513,518
Raymond A. Nielsen	12,800,706	388,987	4,513,518
Kevin M. O’Connor	12,765,419	424,274	4,513,518
Thomas J. Tobin	12,406,664	783,029	4,513,518

Proposal 2 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement, as follows:

For	12,647,598
Against	409,302
Abstain	132,853
Broker non-votes	4,513,458

Proposal 3 – An advisory, non-binding resolution on the frequency of future voting on executive compensation

The shareholders approved the proposal regarding the one-year frequency of future voting on the compensation of executive officers, as follows:

For One Year Frequency	11,157,974
For Two Year Frequency	132,490
For Three Year Frequency	1,751,828
Abstain	146,642
Uncast	819
Broker non-votes	4,513,458

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of Crowe Horwath LLP as Bridge Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2017, as follows:

For	17,622,401
Against	60,059
Abstain	20,751
Broker non-votes	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor President and Chief Executive Officer

Dated: May 10, 2017